UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

V. F. Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1551 Wewatta Street Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (720) 778-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

V.F. Corporation (“VF”) held its annual meeting of shareholders (the “Meeting”) on July 25, 2023. At the Meeting, VF shareholders voted on the election of ten directors, whether to approve the compensation of VF’s named executive officers, the frequency of future advisory votes on executive compensation, and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2024 fiscal year.

The final voting results were as follows:

1.	With respect to the election of the nominees as directors of VF, each of the ten nominees were elected based on the votes cast as set forth opposite their names below:

Name of Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Richard T. Carucci	255,865,391	8,669,563	20,355,271	48,574,107
Alex Cho	275,360,163	4,757,737	4,772,325	48,574,107
Juliana L. Chugg	263,314,465	8,838,702	12,737,058	48,574,107
Benno Dorer	275,433,065	4,635,993	4,821,167	48,574,107
Mark S. Hoplamazian	272,075,552	8,714,500	4,100,173	48,574,107
Laura W. Lang	273,939,895	4,291,507	6,658,823	48,574,107
W. Rodney McMullen	274,563,582	4,873,320	5,453,323	48,574,107
Clarence Otis, Jr.	244,250,305	11,659,822	28,980,098	48,574,107
Carol L. Roberts	279,993,888	3,334,788	1,561,549	48,574,107
Matthew J. Shattock	267,571,384	4,118,864	13,199,977	48,574,107

2.	With respect to the advisory vote to approve named executive officer compensation, the votes were cast for the proposal as set forth below:

Votes For: 252,560,110

Votes Against: 31,835,744

Votes Abstaining: 494,371

Broker Non-Votes: 48,574,107

3.	With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the votes were cast for the proposal as set forth below:

Votes For One Year: 280,597,132

Votes For Two Years: 308,410

Votes For Three Years: 3,561,605

Votes Abstaining: 423,078

Broker Non-Votes: 48,574,107

VF will continue to include an advisory vote on executive compensation in its proxy materials every year (the frequency selected by the majority of VF’s shareholders) until the next advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than VF’s 2029 annual meeting of shareholders.

4.

With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2024 fiscal year, the votes were cast for the proposal as set forth below:

Votes For: 306,500,293

Votes Against: 26,417,671

Votes Abstaining: 546,368

Item 8.01.	Other Events.

Effective July 17, 2023 (the “Effective Date”), the VF Board of Directors (the “Board”), upon the recommendation of the Governance and Corporate Responsibility Committee of the Board (the “Governance Committee”), determined that Benno Dorer, who had served as VF’s Interim President and CEO from December 5, 2022 to the Effective Date, is independent in accordance with the listing standards of the New York Stock Exchange and the independence standards in VF’s Corporate Governance Principles. As of the Effective Date, Mr. Dorer was appointed as Chair of the Governance Committee and a member of the Talent and Compensation Committee of the Board and the Executive Committee of the Board, respectively, and ceased to serve as an ex officio member of the Finance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name: Jennifer S. Sim
Title: Executive Vice President, General Counsel & Secretary

Date: July 27, 2023